UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2005

BRUKER BIOSCIENCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-30833	04-3110160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Manning Road Billerica, MA 01821
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (978) 663-3660

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 1.01  Entry into a Material Definitive Agreement.

On October 21, 2005, our Bruker AXS Inc. subsidiary (“BAXS”) executed a binding agreement to acquire the X-ray microanalysis business of Princeton Gamma-Tech Instruments, Inc. (“PGT”), which is based in Rocky Hill, New Jersey (the “Asset Purchase Agreement”).   At the closing, which is expected to occur in the fourth quarter of 2005, BAXS will pay an aggregate of $1,885,000 of consideration to PGT, of which $435,000 shall be held in escrow for twelve months pending the satisfaction of the non-competition and non-solicitation covenant in the Asset Purchase Agreement.  Other than the Asset Purchase Agreement and the transactions contemplated thereby, there is no relationship between BAXS and its affiliates and any other party to the Asset Purchase Agreement.

The foregoing description of the Asset Purchase Agreement is qualified in its entirety by the terms and conditions of Asset Purchase Agreement, which will be filed as an exhibit to our Quarterly Report on Form 10-Q for period ending September 30, 2005, with portions omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Item 9.01.  Financial Statements and Exhibits.

(c)                                  Exhibits.  The following exhibits are filed with this report:

Exhibit No.	Description of Exhibit

99.1	Press Release dated October 26, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUKER BIOSCIENCES CORPORATION (Registrant)

Date: October 26, 2005	By:	/s/ Frank H. Laukien, Ph.D.
Frank H. Laukien, Ph.D. Chief Executive Officer and President

Exhibit Index

Exhibit Number	Exhibit Name

99.1	Press Release dated October 26, 2005.